LARKSPUR CAPITAL
                                   CORPORATION


June 29th, 2004
Mr. Gary Jones
eMagin Corporation
2070 Route 52
Building 334
Hopewell Junction, NY 12533






     Dear Mr. Jones:

     This will confirm the understanding and agreement (the "Agreement") between Larkspur Capital Corporation (the "Agents") and eMagin Corporation and its related subsidiaries and affiliates (collectively, the "Company") as follows:

     1. The Company hereby engages the Agents as its adviser in the placement ( the "Transaction") of equity and equity linked securities (the "Securities"), to a limited number of institutional, accredited individual and/or strategic investors (the "Investors") contemplated in the separate agreement between the Company and WRHambrecht & Co., (The "WRH Agreement") .


     2. The Agents hereby accept the engagement and in that connection agree to:

          (a) Assist in the preparation, in consultation with the Company and WR Hambrecht, of a Placement Memorandum (the "Memorandum") describing the Company and the Securities, which Memorandum shall not be made available to potential Investors until its use has been approved by the Company. Prior to its release, the Company will also represent to the Agents that the Memorandum does not contain any untrue statement or alleged untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement not misleading;

          (b) Assist the Company in the preparation and approval of the Company, any other communications to be used in placing the Securities whether in the form of letter, circular, notice or otherwise;

          (c) Advise the Company as to the structure and pricing of the Transaction;

          (d) Assist the Company in the negotiation of the sale of the Securities to the Investors;

          (e) Provide such other financial advisory and investment banking services as are customary for similar engagements.

     3. In connection with the Agents' engagement, the Company will furnish the Agents with any information concerning the Company, which the Agents reasonably deem appropriate and will provide the Agents with access to the Company's officers, directors, accountants, counsel, and other advisors. The Company represents and warrants to the Agents that all such information concerning the Company will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. In addition, the Agents shall be kept fully informed of any events, which might have a material effect on the financial condition of the Company. The Company acknowledges and agrees that the Agents will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by the agents of the Company or its business assets.

     4. As compensation for the services to be rendered by the Agents hereunder, the Company shall pay to the Agents, the following:

          (a) Upon the closing of the sale of Securities to Investors (the "Closing") in the Transaction contemplated in paragraph 1 hereof:

               (i) A fee for advisory and coordination of the offering equal to one percent (1.0 %) of the Aggregate Consideration Received by the Company of the common stock sold to investors;


     5. There shall be a special fee (Veritas Fee) paid for any investment made by Veritas equal to 6 % of the amounts invested by Veritas that shall be in addition to the amounts cited above, provided that the investment by Veritas is in excess of $5 million. In the event that the Veritas Fee is paid, Larkspur hereby instructs eMagin to redirect 3.5% of the 6% Veritas Fee to WR Hambrecht.

     6. For purposes of calculating the Agents' Transaction Fee under paragraphs 4(b) and 4(c) above and paragraph 8 below, "Aggregate Consideration" shall be deemed to include the total value of Securities sold directly or indirectly, by the Company in connection with the Transaction and any amounts paid into escrow.


     7. The Company shall reimburse the Agents monthly for their reasonable travel and other out-of-pocket expenses incurred in performing their services hereunder during the term of its engagement hereunder, including the reasonable fees and expenses of their outside legal counsel, upon submission by the Agents of appropriate vouchers and expense account reports. The Agents will agree to get prior approval from the Company for any expense that is expected to amount to over $500. Such reimbursement shall be within 30 days after submission by the Agent of invoices for such expenses.

     8. Since the Agents will be acting on behalf of the Company in connection with this engagement, the Company agrees to indemnify the Agents as set forth in Annex A to this Agreement.

     9.   If a  Transaction  has  been  consummated  and one or more  additional
          Transactions of the type contemplated in paragraph 1 hereof ("Additional Transactions") are consummated by the Company (or by any affiliate thereof) within six (6) months from the date of Closing of the Transaction, with any party (or any affiliate thereof) who has been contacted by the Agents (including Investors in the Transaction and Co-Placement Agents in the Transaction), the Company shall pay to the Agents in accordance with the provisions in 4 above. .

     10. The Company acknowledges that the Agents and their affiliates are in the business of providing financial services and consulting advice. Nothing herein contained shall be construed to limit or restrict the Agents in conducting such business with respect to others, or in rendering such advice to others, except as such advice may relate to matters relating to the Company's business and properties.

     11. The Company agrees that the Agents have the right to place advertisements in financial and other newspapers and journals at their own expense describing their services to the Company hereunder upon the successful conclusion of this engagement.

     12. Subject to the provisions of paragraphs 4 through 11 and 13 through 16, which shall survive any termination of this Agreement, either party may terminate the Agents' engagement hereunder at any time, with or without cause, including the failure to receive board approval, by giving the other party at least 10 days prior written notice. The Company shall have no liability for any expenses of the Agents, which are incurred subsequent to the date of such termination.

     13. The Memorandum to be provided to Investors and any advice given to the Company by the Agents under this Agreement shall not be publicly disclosed or made available to third parties without the Agents' prior written consent except as required under securities laws and other regulations.

     14. The Company represents and warrants to the Agents that there are no brokers, representatives or other persons who have an interest in compensation due to the Agents from any transaction contemplated herein except for WR Hambrecht, as set forth in the WHR Agreement.

     15. The benefits of this Agreement, together with the separate indemnification provisions contained in Annex A hereto, shall inure to the benefit of the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

     16. This Agreement may not be amended or modified except in writing and shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be wholly performed therein without giving effects to its conflicts of laws principles or rules. Any dispute hereunder shall be brought in a court in the state of New York.

     17. LARKSPUR CAPITAL AND THE COMPANY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

     We are delighted to accept this engagement and look forward to working with you. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.


                          LARKSPUR CAPITAL CORPORATION



                                              /s/ Paul Cronson
                                              ----------------
                                                  Paul Cronson


ACCEPTED AND AGREED



/s/ Gary Jones
--------------
    Gary Jones

eMagin Corporation.
Date:

                                     ANNEX A

                           INDEMNIFICATION PROVISIONS

     In connection with the engagement by letter agreement of even date of Larkspur Capital Corporation to assist us with the Placement, including modifications or future additions to such engagement and related activities prior to the date of this agreement (the "engagement"), we agree that we will indemnify and hold harmless you and your respective directors, officers, agents and employees (collectively, the "indemnified parties"), to the full extent lawful, from and against any losses, expenses, claims or proceedings (collectively, "losses") related to or arising out of (A) oral or written information provided by us, our employees or our other agents, which information either we or you provide to any actual or potential buyers, sellers, investors or offerees, or (B) any other action or failure to act by us, our directors, officers, agents or employees or by you or any indemnified party at our request or with our consent; provided that this paragraph shall not apply with respect to any losses that have resulted primarily from the gross negligence or willful misconduct of such indemnified party.

     In the event that the foregoing indemnity is unavailable to any indemnified party for any reason other than for the gross negligence or willful misconduct of such indemnified party as referred to in the preceding paragraph, we agree to contribute to any losses related to or arising out of the engagement or any transaction or conduct in connection therewith as follows. With respect to such losses referred to in the preceding paragraph, each of us shall contribute in such proportion as is appropriate to reflect (i) the relative benefits received (or anticipated to be received) by you, on the one hand, and by us and our security holders, on the other hand, from the actual or proposed transaction arising in connection with the engagement and (ii) the relative fault of each of us in connection with the statements, omissions or other conduct that resulted in such losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by us and our security holders shall be deemed to be equal to the aggregate cash consideration and value of securities or any other property payable, issuable, exchangeable or transferable in such transaction or proposed transaction, and benefits received by you shall be deemed to be equal to the compensation paid by us to you in connection with the engagement (exclusive of amounts paid for reimbursement of expenses or paid under this agreement). Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by us or other conduct by us (or our employees or other agents), on the one hand, or by you (or your employees or other agents), on the other hand. You and we agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding anything to the contrary in this paragraph, in no event shall either of us be responsible for any amounts in excess of the amount of the compensation actually paid by us to you in connection with the engagement (exclusive of amounts paid for reimbursement of expenses or paid under this agreement).

     We agree that we will not, without prior written consent of Larkspur, settle any pending or threatened claim or proceeding related to or arising out of the engagement or any actual or proposed transactions or other conduct in connection therewith (whether or not you or any indemnified party is a party to such claim or proceeding) which settlement imposes any obligations on the indemnified party (other than the payment of money which is made by us on behalf of the indemnified party) or is prejudicial to the indemnified party. The indemnified party shall cooperate with us in the defense of any such claim or proceeding, and we shall reimburse the indemnified party for such indemnified party's expenses with respect thereto, including counsel fees.

     We further agree that no indemnified party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to us or any of our creditors or security holders for or in connection with the engagement or any actual or proposed transactions or other conduct in connection therewith except for losses incurred by us that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified party.

     The foregoing agreement is in addition to any rights you may have at common law or otherwise and shall be binding on and inure to the benefit of any successors, assigns, and personal representatives of each indemnified party and us. This agreement is governed by the laws of the State of New York, without regard to such state's rules concerning conflicts of laws. Solely for purposes of enforcing this agreement, we hereby consent to personal jurisdiction, service of process and venue in any court in which any claim or proceeding that is subject to this agreement is brought against you. Any right to trial by jury with respect to any claim or proceeding related to or arising out of the engagement, or any transaction or conduct in connection therewith or this agreement is waived. This agreement shall remain in full force and effect notwithstanding the completion or termination of the engagement.